ACKNOWLEDGMENT, RELEASE and AMENDMENT TO CREDIT AGREEMENT

ACKNOWLEDGMENT, RELEASE AND AMENDMENT TO CREDIT AGREEMENT, dated as of January 30, 2003 (this "Agreement"), to the Credit Agreement referred to below, is entered into by and among GOTTSCHALKS INC., a Delaware corporation ("Borrower"); KIMCO CAPITAL CORP., a Delaware corporation (in its individual capacity, "Kimco"), for itself, as a Lender, and as Agent for Lenders (the "Agent"); and the other Lenders party thereto from time to time.

W I T N E S S E T H

WHEREAS, Borrower, Agent and Lenders are parties to that certain Credit Agreement dated as of March 22, 2002 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement");

WHEREAS, Borrower and Gottschalks Credit Receivables Corporation, a Delaware corporation ("GCRC"), desire (i) to sell, free and clear of Agent's Liens, all of their interests in the Account Portfolio Assets (as defined in the Household Purchase Agreement defined below) to Household Bank (SB), N.A. ("Household") pursuant to the terms and conditions of that certain Purchase and Sale Agreement attached as Exhibit B hereto (the "Household Purchase Agreement"), (ii) to provide for certain temporary services by Borrower to Household pursuant to that certain Interim Servicing Agreement attached as Exhibit C hereto (the "Household Servicing Agreement") and (iii) to provide for the termination of the Securitization Facility and the prepayment and cancellation of the Certificates (as defined in that certain Escrow Agreement attached as Exhibit D hereto (the "Escrow Agreement")) including, without limitation, the Pledged Certificates (as defined in the GCRC Pledge Agreement), pursuant to the terms and conditions of the Prepayment Agreements (as defined in the Escrow Agreement);

WHEREAS, in connection with the transactions contemplated by the Household Purchase Agreement, Borrower desires to terminate the private label credit card program presently in place pursuant to the Securitization Facility and enter into a private label credit card program to be provided by Household pursuant to that certain Credit Card Program Agreement attached as Exhibit A hereto (the "Household Credit Card Agreement");

WHEREAS, Borrower has requested that Agent and each Lender release their Liens on the Released Assets (as hereinafter defined), and Agent and each Lender is willing to do so but only on the terms and conditions set forth herein;

NOW THEREFORE, in consideration of the agreement herein contained and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

  RELATION TO THE CREDIT AGREEMENT; DEFINITIONS.

      Capitalized Terms. For all purposes of this Amendment, capitalized terms used herein without definition shall have the meaning specified in the Credit Agreement, and if not defined therein then in the other Loan Documents, as said agreements shall be in effect on the Effective Date (as hereinafter defined) after giving effect to this Agreement.

  ACKNOWLEDGEMENT, RELEASE AND, AMENDMENT

      Acknowledgement, Release and Amendment.
        Upon (and subject to) the occurrence of the Effective Date (as hereinafter defined), Agent and each Lender will and hereby does (a) acknowledge (i) the execution and delivery by Borrower and GCRC, as applicable, of the Household Credit Card Agreement, the Household Purchase Agreement, the Household Servicing Agreement and the Prepayment Agreements, and to the sale of the Account Portfolio Assets (as defined in the Household Purchase Agreement) upon each Closing pursuant to the Household Purchase Agreement, and (ii) the termination of the Securitization Facility and the prepayment and cancellation of the Certificates (as defined in the Escrow Agreement) including, without limitation, the Pledged Certificates (as defined in the GCRC Pledge Agreement), and (b) release its Liens in that certain Collateral that constitutes Account Portfolio Assets (as defined in the Household Purchase Agreement) existing as of and sold at each Closing pursuant to the Household Purchase Agreement (such assets herein referred to as "Released Assets"). Agent will, at the Borrowers' sole expense, execute and deliver and/or cause to be filed such documents as Borrower or Household may require, including the delivery of a partial release of the Released Assets pursuant to a UCC financing statement amendment in substantially the form of Exhibit E attached hereto, provided, however, that the Liens of Agent for the benefit of the Lenders shall automatically attach to the Borrower's interest in the proceeds under the Household Purchase Agreement and, further provided, that this release shall only apply to Released Assets.
        Agent and each Lender hereby acknowledge that Borrower intends to dissolve GCRC and further acknowledges and agrees that upon such dissolution, the GCRC Pledge Agreement shall be deemed terminated and of no further force or effect and all Liens of the Agent on the Stock of GCRC shall be deemed terminated.
        Annex A to the Credit Agreement is hereby amended by deleting the last sentence of the definition of "Accounts" and replacing it with the following:

        "For purposes of this Agreement, the term "Accounts" shall not include (i) GCRC Receivables only to the extent such GCRC Receivables have been sold or otherwise transferred to the Gottschalks Master Credit Card Trust pursuant to the Receivables Purchase Agreement or (ii) any Released Assets (as defined in that certain Consent and Amendment to Credit Agreement dated as of January 30, 2003 among Borrower, Agent and the Lenders."

        Section 2(a)(i) of the Security Agreement is hereby deleted in its entirety and replaced with the following:

      "(i) all Accounts (including, without limitation, all Credit Card Receivables and all GCRC Receivables which have not been sold or otherwise transferred to the Gottschalks Master Credit Card Trust pursuant to the Receivables Purchase Agreement, but not including any Released Assets (as defined in that certain Acknowledgment, Release and Amendment to Credit Agreement dated as of January 30, 2002 among Borrower, Agent and the Lenders));"

      Limitation. Except as expressly acknowledged, released or amended under Section 2.1 hereof, all of the representations, warranties, terms, covenants, conditions, and Events of Default of the Credit Agreement shall remain unamended and unwaived and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms. The acknowledgement and release set forth herein shall be limited precisely as provided for herein, and shall not be deemed a waiver of, amendment of, consent to or modification of any other term, provision or Event of Default under the Credit Agreement or of any term or provision of any other instrument referred to therein or herein or of any transaction or further or future action on the part of Borrower which would require the consent of the Agent or any Lender under the Credit Agreement.

  CONDITIONS

      Effective Date. The consent, waiver, and release set forth in this Agreement shall become effective as of the date first written above (the "Effective Date") when (and only when) all of the conditions set forth in this Section shall have been, or shall be concurrently with the effectiveness hereof, satisfied or waived, in each case as determined by Agent in its sole discretion.
        Execution and Delivery of Documents. Agent shall have received counterparts of this Agreement , duly executed by the parties thereto.
        Initial Closing; Deposit of Estimated Initial Purchase Price into Escrow Account. The initial Closing shall have occurred under the Household Purchase Agreement and the Estimated Initial Purchase Price (as defined in the Household Purchase Agreement) shall have been deposited into the Escrow Account (as defined in the Household Purchase Agreement).
        Effective Date under GE Documents. The "Effective Date" shall have occurred under that certain Consent and Fourth Amendment to Credit Agreement among Borrower, General Electric Capital Corporation, and certain other parties thereto dated as of the date hereof.

  MISCELLANEOUS.

      Representations and Warranties. To induce Agent and Lenders to enter into this Agreement, Borrower hereby represents and warrants that:
      The execution, delivery and performance by Borrower of this Agreement are within Borrower's corporate power and have been duly authorized by all necessary corporate and shareholder action.
      This Agreement has been duly executed and delivered by or on behalf of Borrower.
      This Agreement constitutes a legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).
      No Default has occurred and is continuing after giving effect to this Agreement.
      No action, claim or proceeding is now pending or, to the knowledge of Borrower, threatened against Borrower, at law, in equity or otherwise, before any court, board, commission, agency or instrumentality of any federal, state, or local government or of any agency or subdivision thereof, or before any arbitrator or panel of arbitrators, (i) which challenges Borrower's right, power, or competence to enter into this Agreement or, to the extent applicable, perform any of its obligations under this Agreement, the Credit Agreement as amended hereby or any other Loan Document, or the validity or enforceability of this Agreement, the Credit Agreement as amended hereby or any other Loan Document or any action taken under this Agreement, the Credit Agreement as amended hereby or any other Loan Document or (ii) which if determined adversely, is reasonably likely to have or result in a Material Adverse Effect after giving effect to this Agreement. To the knowledge of Borrower, there does not exist a state of facts which is reasonably likely to give rise to such proceedings.
      Expenses. Borrower hereby reconfirms its obligations pursuant to Section 11.3 of the Credit Agreement to pay and reimburse Agent for all reasonable costs and expenses (including, without limitation, reasonable fees of counsel) incurred in connection with the negotiation, preparation, execution and delivery of this Agreement and all other documents and instruments delivered in connection herewith.
      GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
      Counterparts; Telefacsimile Transmission. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

GOTTSCHALKS INC.

By: /s/ James Famalette
Title: President & CEO

KIMCO CAPITAL CORP.,

as Agent and Lender

By: /s/ Raymond Edwards

Title: Vice President

[Signature Page to Acknowledgement, Release and Amendment]

Acknowledgment, Consent and Agreement to Acknowledgement, Release and Amendment to Credit Agreement:

The undersigned hereby acknowledges and consents to each of the amendments to the Credit Agreement effected by this Amendment.

Acknowledged, consented and agreed to as of January __, 2003.

GOTTSCHALKS CREDIT RECEIVABLES CORPORATION, a Delaware corporation

By: /s/ Michael Geele

Title: President

[GCRC Acknowledgement and Consent to Acknowledgement, Release and Amendment]

Exhibit A

Household Credit Card Agreement

Exhibit B

Household Purchase Agreement

Exhibit C

Household Servicing Agreement

Exhibit D

Escrow Agreement

Exhibit E

Partial Release